AMENDMENT TO

                            ARTICLES OF INCORPORATION

                                       OF

                   MID-WAY MEDICAL AND DIAGNOSTIC CENTER. INC.

     THE UNDERSIGNED, being the sole director of MID-WAY MEDICAL AND DIAGNOSTIC CENTER INC. does hereby amend the Articles of Incorporation of MID-WAY MEDICAL AND DIAGNOSTIC CENTER. INC., as follows:

                                   ARTICLE IV
                                     SHARES

     The capital stock of this corporation shall consist of 50,000,000 shares, $.OO1 par value of Common Stock.


     I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on August 13. 1998 and that the number of votes cast was sufficient for approval.

     IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on August 22, 1996.

/s/ Lane Abraham
---------------------------------------------------
Lane Abraham President and Sole Director

     The foregoing instrument was acknowledged before me this 22nd day of August, 1998, by Lane Abraham, who is personally known to me, or who has produced ___________________________ as identification.

                                                    /s/ [ILLEGIBLE]
                                                    ---------------------------
                                                    Notary Public

                                                    [SEAL]
My commission expires: